UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020 (July 29, 2020)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 521-4052
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 29, 2020, 1847 Asien Inc. (“1847 Asien”), a subsidiary of 1847 Holdings LLC (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992 (the “Seller”), pursuant to which 1847 Asien agreed to purchase from the Seller 415,000 common shares of the Company (the “Shares”), which are all of the common shares of the Company that are held by the Seller. As consideration for the Shares, 1847 Asien issued to the Seller a two-year, 6% amortizing promissory note in the aggregate principal amount of $1,037,500. The Purchase Agreement contains customary representations, warranties and covenants.

6% Amortizing Promissory Note

As noted above, the purchase price under the Purchase Agreement was paid by the issuance of a 6% amortizing promissory note, dated July 29, 2020 (the “Note”) in the principal sum of $1,037,500 by 1847 Asien to the Seller. One-half (50%) of the outstanding principal amount of the Note ($518,750) and all accrued interest thereon will be amortized on a two-year straight-line basis and payable quarterly. The second-half (50%) of the outstanding principal amount of the Note ($518,750) with all accrued, but unpaid interest thereon will be paid on the second anniversary of the date of the Note. Interest will accrue on the unpaid principal from the date of issuance until such principal is repaid in full at the rate of six percent (6%) per annum.

The right of the Seller to receive payments under the Note is subordinated to all indebtedness of 1847 Asien, whether outstanding on the date of the Note or thereafter created, to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities, unless in the instrument creating or evidencing such indebtedness it is provided that such indebtedness is not senior in right of payment to the Note.

The Note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Asien of any of its covenants under the Purchase Agreement, the Note, or any other agreement entered into in connection with the Purchase Agreement, or a breach of any of its representations or warranties under such documents, or (iii) the bankruptcy of 1847 Asien.

The foregoing summary of the terms and conditions of the Purchase Agreement and the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Securities Purchase Agreement, dated July 29, 2020, by and among 1847 Asien Inc., and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992.
10.2	6% Amortizing Promissory Note, dated July 29, 2020, by and among 1847 Asien Inc. and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: August 4, 2020	/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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